UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14C

INFORMATION STATEMENT

Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

SOUPMAN, INC.
(Name of Registrant as Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

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4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

SOUPMAN, INC.

1110 South Avenue, Suite 100

Staten Island, New York 10314

(212) 768-7687

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of Soupman, Inc.:

This Information Statement is furnished to the shareholders of Soupman, Inc., a Delaware corporation (“Soupman” or the “Company”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of the holders of a majority of our voting securities of an amendment to our Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 75,000,000 to 500,000,000 shares and preferred stock from 25,000,000 to 50,000,000 effective twenty (20) days after the mailing of this Information Statement.

On September 8, 2015, Soupman obtained the approval of the Amendment, by written consent of 7 shareholders that are the record owners of 10,358,177 shares of preferred stock (which preferred stock is entitled to 103,581,770 votes) and 23,052,588 of common stock, which represents approximately fifty one percent (51%) of the voting power of Soupman as of September 8, 2015.  The filing of the Amendment with the Delaware Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement.

SOUPMAN IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

Only shareholders of record at the close of business on September 8, 2015 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to shareholders will be on or about September __, 2015.

This Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors

Robert N. Bertrand
President & CFO

September , 2015

This information statement (this “Information Statement”) is being furnished to all holders of the common stock of Soupman in connection with the proposed action by written consent to authorize the approval of an amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares and shares preferred stock from 25,000,000 to 50,000,000.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of Soupman, in connection with resolutions of the board of directors, as approved by the written consent of the holders of 51% of the voting rights of the shareholders of Soupman as of the Record Date, and provides public notice of the approval of the Amendment.

The board of directors has unanimously approved the Amendment, and 7 shareholders owning approximately 51% of the outstanding voting power of Soupman as of the Record Date, have adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our shareholder will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our shareholders and after the filing of the Amendment and required notices with the Delaware Secretary of State's office and the State of Delaware.

The Annual Report on Form 10-K for the year ended August 31, 2014, and any reports on Form 8-K and Form 10-Q filed by Soupman during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed at www.originalsoupman.com and also on the SEC’s website at www.sec.gov in the Edgar Archives. Soupman is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION TO AMEND OUR CERTIFICATE OF INCORPORATION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Soupman’s obligations to holders of securities convertible into shares of common stock of Soupman. Accordingly, our board of directors believes that it is in Soupman’s best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by Soupman’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Soupman.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. The board of directors have approved the proposed amendment of our Certificate of Incorporation as it is in the best interests of Soupman and the best interests of the current shareholders of Soupman.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required.  A consent in favor of the proposal has already been received from 7 shareholders holding approximately Fifty one percent (51%) of the voting securities of Soupman.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Soupman will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Robert N. Bertrand, President and Chief Financial Officer of Soupman, Inc., telephone: (212) 768-7687.

VOTE REQUIRED FOR APPROVAL

The board of directors of Soupman has adopted, ratified and approved the proposal to authorize the Amendment, and shareholders of the Company holding a majority of the voting power on the Record Date has approved the Amendment. The action will become effective twenty (20) days after the mailing of this Information Statement.

AMENDMENT OF CERTIFICATE OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: Soupman’s board of directors has unanimously adopted a resolution seeking shareholder approval to authorize an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 500,000,000 shares and shares of preferred stock from 25,000,000 to 50,000,000 shares. Soupman’s Certificate of Incorporation, as currently in effect, authorizes Soupman to issue up to 75,000,000 shares of common stock and 25,000,000 shares of preferred stock. The board of directors has proposed an increase in the number of authorized shares of the common stock of Soupman and shareholders holding a majority of the outstanding voting power has approved the filing of the Amendment.  Upon the filing of the Amendment, Soupman will be authorized to issue 500,000,000 shares of common stock and 50,000,000 shares of preferred stock.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock and preferred stock is in the best interest of Soupman and its shareholders in that it could be  obligated to issue common stock  and preferred stock upon conversion of certain existing outstanding convertible debt and preferred stock in excess of the amount authorized  and it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings.  On September 8, 2015, Soupman had 4,082,660 shares of common stock available for issuance after taking into account all shares reserved of convertible securities which we believe may not be sufficient to satisfy all outstanding debt obligations

On September 8, 2015, we had convertible debt in outstanding principal and interest balance of $1,901,136 convertible into shares of common stock at $0.04 per share. In addition, our Series A preferred shares converts into shares of common stock at a rate of 1share of common stock for each share of preferred stock and our Series B preferred shares converts into common stock at a rate of 10 shares of common stock for each preferred share of stock.  Using the September 8, 2015 numbers, if all of the Company’s outstanding debt, warrants and all of our preferred stock were to convert to common stock, we would be required to issue approximately an additional 253,170,003 shares, which would exceed the number of shares currently available for issuance (even when including the existing “reserves” for certain convertible notes).  The board of directors believes that it is in Soupman's and Soupman's shareholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable Soupman to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of shareholders and to enable it to meet any obligations it may have to issue shares of common stock.

The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the shareholders of Soupman, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of Soupman are then listed. Under Soupman’s Certificate of Incorporation, the Soupman shareholders do not have preemptive rights to subscribe to additional securities which may be issued by Soupman, which means that current shareholders do not have a prior right to purchase any new issuance of capital stock of Soupman in order to maintain their proportionate ownership of Soupman's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing shareholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Soupman by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of Soupman and our shareholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Soupman shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Soupman’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of Soupman’s business. However, the board of directors is not aware of any attempt to take control of Soupman and the board of directors did not propose the increase in Soupman's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on September 8, 2015 as the record date for the determination of the shareholders entitled to notice of the action by written consent.

As of September 8, 2015, Soupman had issued and outstanding 70,917,340 shares of common stock and 881,360 shares of Series A preferred stock and 17,905,316 shares of Series B preferred stock outstanding, each share of Series B preferred stock is entitled to 10 votes per share. Series A preferred stock has no voting power. Shareholders holding 10,358,177 shares of preferred stock that has 103,581,770 votes representing forty one percent (41%) of the voting rights of the securities of Soupman, and holders of 23,052,588 shares of common stock that has 23,052,588 votes representing ten percent (10%) of the voting rights of the securities of Soupman as of the Record Date, have consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth, as of September 15, 2015, the total number of shares owned beneficially by each of our directors and executive officers individually and our directors and executive officers as a group, and the present owners of 5% or more of our total outstanding

Unless otherwise specified, the address of each of the individuals listed below is c/o Soupman, Inc., 1110 South Avenue, Staten Island, New York 10314

	Amount and		Percent of
	Nature of		Common
	Beneficial		Stock	Percentage
	Ownership of		Beneficially	Total Voting
Name	Common Stock		Owned (1)	Power (2)
Directors and Officers
Jamieson Karson	1,250,001		0.5%	0.5%
James Shipp	225,000		0.1%	0.1%
Ronald Crane	57,500		0.0%	0.0%
Rocco Fiorentino	75,000		0.0%	0.0%
Randy Beller	1,250,000	(3)	0.5%	0.5%
Pasquale Guadagno	990,000		0.4%	0.4%
Robert N. Bertrand	5,152,178	(4)	1.9%	2.1%
All Directors & Officers as a Group	8,999,679		3.4%	3.6%

Beneficial Owners of 5% or greater
Anthony Perosi	20,000,000	(3)	7.4%	8.0%
Perry Trebatch	13,000,000	(3)	4.8%	5.2%
Wealth Management LLC	25,768,040	(3)	9.6%	10.3%

(1)

Based on 268,470,500 Common Shares on an "as converted” basis".

(2)

Based on 249,970,500 votes.

(3)

Includes Series B Preferred stock on an "as converted” basis.

(4)

Includes options exercisable for 250,000 shares of common stock and 250,000 shares of Series B Preferred stock that the beneficial owner has the right to exercise on the date hereof.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other shareholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and at www.originalsoupman.com.

STATEMENT DELIVERY

 Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 1110 South Avenue, Suite 100, Staten Island, New York 10314 stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: September   , 2015

By Order of the Board of Directors

Robert N. Bertrand

APPENDICES

Exhibit A –	Written Consent of the Majority Shareholders

Exhibit B –	Amendment to Certificate of Incorporation

Exhibit A

SOUPMAN, INC.

WRITTEN CONSENT
OF SHAREHOLDERS

The undersigned, together constituting a majority of the voting power of the outstanding shares of common stock of Soupman, Inc., a Delaware corporation (the “Corporation”), and acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, do hereby consent in writing to the adoption of and does hereby adopt the following resolutions:

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate an Amendment to its Certificate of Incorporation to increase the number of authorized shares of the Corporation’s common stock to 500 million shares and the number of authorized shares of the Corporation’s preferred stock to 50 million shares.

RESOLVED, THEREFORE, that an Amendment to the Corporation’s Certificate of Incorporation to increase the number of authorized shares of the Corporation’s common stock to 500 million shares and the number of authorized shares of the Corporation’s preferred stock to 50 million shares be, and hereby is, approved.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Action by Written Consent as of the 8th day of September, 2015.

/s/ Joseph Corso Joseph Corso
WEALTH COLONY, SPV II L.P. /s/ Joseph Hagan Joseph Hagan, General Partner
/s/Anthony Perosi Anthony Perosi
/s/Robert Bertrand Robert N. Bertrand
/s/Sebastian Rametta Sebastian Rametta
/s/Patty Young Patty Young
/s/Daniel Rubano Daniel Rubano

A-1

Exhibit B

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOUPMAN, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned person, desiring to amend the Certificate of Incorporation of Soupman, Inc. under the laws of the State of Delaware, does hereby sign, verify, and deliver to the Office of the Secretary of State of Delaware, this amendment to the certificate of incorporation for the above-named company (hereinafter referred to as the "Corporation"):

1.

The amendment contained herein was approved by a majority vote of shareholders of the Corporation on September 8, 2015.

2.

The first paragraph of Article FOURTH is hereby amended by changing the amount of shares of common stock from 75,000,000 shares to 500,000,000 shares and the amount of preferred stock from 25,000,000 to 50,000,000 and shall be read as follows:

“FOURTH:  The total number of shares of stock that the Corporation is authorized to issue is five hundred million (500,000,000) shares of common stock, par value $.001 per share, and fifty million (50,000,000) shares of preferred stock, par value $.001 per share, of which two million five hundred thousand (2,500,000) shares have been designated as Series A convertible preferred stock and forty seven million five hundred thousand (47,500,000) shares have been designated as Series B preferred stock.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Robert Bertrand, its President, this      day of September, 2015.

SOUPMAN, INC.

By: ____________________________

         Robert N. Bertrand, President

B-1